UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20509

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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TELTRONICS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

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Teltronics, Inc.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Dear Stockholders:

      It is my pleasure to invite you to attend the 2002 Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 at 10:00 a.m. on August 13, 2002. The doors will open at 9:30 a.m.

     Your vote is important. To be sure your shares are voted at the Annual Meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

     The Annual Meeting of Stockholders will be held to consider and take action with regard to the election of five directors, the ratification of an amendment to the Company's Employee Stock Purchase Plan, the ratification of the selection of the Company's auditors and any other business that may properly come before the Annual Meeting.

     Complete details are included in the accompanying proxy statement.

Ewen R. Cameron President and Chief Executive Officer

Sarasota, Florida
July 10, 2002

Teltronics, Inc.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF TELTRONICS, INC.

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Teltronics, Inc. ("Company") will be held at the principal offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on August 13, 2002 at 10:00 a.m., to consider and take action with regard to the following:

           1.          The election of five (5) directors of the Company to serve until the next Annual Meeting of the Stockholders and the election or appointment and qualification of their successors.

           2.          The ratification of an amendment to the Company's Employee Stock Purchase Plan increasing the shares authorized for issuance under the Plan to 1,000,000.

           3.          The ratification of the selection of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the current fiscal year.

           4.          The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

          FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on June 17, 2002 will be entitled to notice of and to vote at the Annual Meeting.

           STOCKHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE MEETING BY PROXY. SUCH STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE ENCLOSED.

By Order of the Board of Directors
Patrick G. Min Secretary

July 10, 2002

TELTRONICS, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

July 10, 2002

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltronics, Inc. ("Company") of proxies for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on August 13, 2002 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, telegram or other electronic means by Directors, officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. The Company will also reimburse persons holding stock for others in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401 to aid in solicitation of proxies at an anticipated fee of $2,400 plus reasonable expenses. It is contemplated that this Proxy Statement will be first sent to Stockholders on or about July 10, 2002.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the stockholder, at any time prior to its use, by the stockholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company.

The Board of Directors has fixed the close of business on June 17, 2002 as the record date for determining the holders of voting stock entitled to notice of and to vote at the Annual Meeting. On June 17, 2002, the Company had outstanding and entitled to vote at the Annual Meeting a total of 5,366,386 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to be brought before the Annual Meeting. On June 17, 2002, the Company had outstanding and entitled to vote at the Annual Meeting a total of 100,000 shares of Series A Preferred Stock entitled to four hundred votes per share, 12,625 shares of Series B Preferred Convertible Stock entitled to one vote per share of Common Stock into which the Series B Preferred Convertible Stock is convertible as of the record date on all matters to be brought before the Annual Meeting and 40,000 shares of Series C Preferred Convertible Stock entitled to one vote per share of Common Stock into which the Series C Preferred Convertible Stock is convertible as of the record date on all matters to be brought before the Annual Meeting.

On June 17, 2002, the closing price for the Company's $.001 par value Common Stock as reported on the NASD Over the Counter Bulletin Board was $0.40.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is proposing the election of five (5) Directors to hold office until the election and qualification of their successors at the next Annual Meeting of Stockholders. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the five nominees named below. If any of the nominees should be unable to serve as a Director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve. In the case of a vacancy, the Board of Directors may elect another Director as a replacement or may leave the vacancy unfilled. Decisions regarding the election or appointment of new Directors during the year normally are based upon considerations such as the size of the Board and the need to obtain fresh perspectives or to replace particular skills or experience of former Directors. The nominees for Directors, their ages, their principal occupations during at least the past five years, their positions and offices with the Company and, as applicable, the date each was first elected a Director of the Company or its predecessors are as follows:

Name	Age	Position	First Elected Director Of The Company Or Predecessor
Ewen R. Cameron	49	President, Chief Executive Officer, Assistant Secretary and Director	1994
Norman R. Dobiesz	55	Senior Vice President Business Development and Director	1991
Carl S. Levine	55	Director	1988
Gregory G. Barr	43	Director	1999
Richard L. Stevens	39	Director	2001

The Company's Directors will serve until the next Annual Meeting of Stockholders or until their successors are elected or appointed and qualified.

     Ewen R. Cameron has served as President and Chief Executive Officer since July 1993 and a Director since June 1994. Prior to that, Mr. Cameron served as Managing Director of SRH plc, a European telecommunications and computer maintenance company from 1989 to 1992. From January 1978 to December 1989, Mr. Cameron served as Managing Director of Systems Reliability Europe SA/NV, a wholly owned subsidiary of SRH plc based in Brussels, Belgium. Mr. Cameron has spent the last 30 years in the computer and telecommunications industry.

     Norman R. Dobiesz has served as a Director of the Company since October 25, 1991 and is the Company's Senior Vice President, Business Development. Mr. Dobiesz has developed substantial financial and general management experience as a principal stockholder and executive of a group of privately held companies controlled by Mr. Dobiesz. Mr. Dobiesz is a principal stockholder of the Company.

     Carl S. Levine has served as a Director of the Company since July 27, 1988. Mr. Levine is an attorney who has been engaged in private practice in New York since 1977. Mr. Levine is presently a partner in the law firm of Levine & Schulman, P.C., located in Melville, New York. He specializes primarily in the practice of energy, environmental and tax law. Prior to entering private practice, Mr. Levine was employed as counsel for New York Regional Office of the United States Department of Energy.

     Gregory G. Barr is currently Area President of Orion Bank (formerly known as Gulf Coast National Bank), Fort Myers, Florida. Prior to that, Mr. Barr was employed as Senior Vice President, Senior Lender for SouthTrust Bank. From 1987 to 1997 Mr. Barr was employed by Barnett Bank, Inc. as Senior Vice President and Commercial Banking Manager for Manatee County. Mr. Barr has experience in Commercial Banking, Finance, Accounting and Capital Markets transactions. He is a graduate of Salem State College, Salem, Massachusetts holding a Bachelor of Science in accounting. Mr. Barr has served as a Director of the Company since June 4, 1999.

     Richard L. Stevens is the President of Richard L. Stevens, CPA, P.A., which provides tax compliance and consulting services to clients in a variety of industries. Mr. Stevens also serves as Chief Financial Officer of Payless Car Rental System, Inc., a car rental franchisor located in St. Petersburg, Florida. From 1984 to 2000, Mr. Stevens held various management positions with the international accounting firms of Grant Thornton, LLP, Coopers & Lybrand and KPMG Peat Marwick. He has experience in taxation, accounting, capital transactions and mergers and acquisitions. Mr. Stevens holds a B.S. in Business Administration from the University of Louisville and is a Certified Public Accountant.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of all of the Company's outstanding voting securities by each person owning five percent (5%) or more of such shares, by each director, by each executive officer listed in Executive Compensation Table of this Proxy Statement, and by all directors and officers as a group as of June 17, 2002. Unless otherwise indicated, it is assumed that all shares are directly owned and that the holders thereof have sole voting and investment power with respect thereto.

Name of Beneficial Owner and Address	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (1)
Directors and Officers
Norman R. Dobiesz (2)(4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock Preferred Series A Stock	1,277,197 100,000	24.2% 100%	(3)(8)
Carl S. Levine (2) 1800 Northern Blvd. Roslyn, New York 11576	Common Stock	15,690	---	(5)(6)(8)
Ewen R. Cameron (2)(4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	22,158	---	(5)(7)(8)
Gregory G. Barr (2) P. O. Box 60299 Ft. Myers, Florida 33906-6299	Common Stock	2,000	---	(5)(9)
Richard L. Stevens (2) 5364 Ehrlich Road Tampa, Florida 33602	Common Stock	---	---	(5)
Peter G. Tuckerman (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	7,567	---	(5)
Robert B. Ramey (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	7,767	---	(5)
All Directors and Officers as a Group (8 persons)	Common Stock	1,332,260	24.8%
Greater than 5% Ownership (10)
Finova Mezzanine Capital Corp. (11) 500 Church Street, Suite 200 Nashville, Tennessee 37219	Preferred Series B Convertible Stock Common Stock	12,625 293,400	100% 5.5%
Harris Corporation (12) 1025 West NASA Boulevard Melbourne, Florida 32919	Preferred Series C Convertible Stock	40,000	100%

(1)

Does not include (i) an aggregate of 2,490,000 shares of Common Stock which may be issued upon exercise of incentive stock options granted or which could be granted under the Company's 1995 Incentive Stock Option Plan; (ii) possible issuance of up to 1,349,091 shares of Common Stock, subject to adjustment, which may be issued upon: (a) conversion of the Preferred Series B Stock, and (b) the exercise of 890,000 Warrants issued to Finova Mezzanine Capital exercisable at a price of $2.75 per share, subject to adjustment; (iii) possible issuance of up to 1,454,546 shares of Common Stock, subject to adjustment, which may be issued upon conversion of the Series C Preferred Stock; (iv) an aggregate of 255,126 shares of Common Stock which may be issued under the Company's 2000 Employee Stock Purchase Plan; and (v) an aggregate of 16,520 shares of Common Stock which may be issued under the Company's 401(k) Savings Plan.

(2)	Director of the Company.
(3)

Includes 56,000 shares owned by virtue of 100% ownership of H & N Management Co., Inc. ("H&N"), 1,140,000 shares owned by virtue of 100% ownership of W&D Consultants, Inc., and 4,455 shares owned by virtue of 67% ownership of Whitfield Capital of Sarasota, Inc. Excludes: (i) 100,000 shares of Preferred Series A Stock owned by Mr. Dobiesz, each such share entitling the holders to cast 400 votes, in any matter submitted for vote of the holders of common stock, and (ii) 30,000 shares issuable under incentive stock options exercised by Mr. Dobiesz in May 2000.

(4)	Executive Officer of the Company named in the Executive Compensation Table of this Proxy Statement.
(5)	Beneficially owns less than 1% of the Company's outstanding Common Stock.
(6)

Includes: (i) 2,000 shares held by Mr. Levine's wife; (ii) 950 shares held by Mr. Levine's wife, as custodian for Mr. Levine's children, respecting which shares Mr. Levine disclaims beneficial ownership; and (iii) 10,500 shares owned by the Carl S. Levine IRA. Does not include up to 100,000 shares which may be issued upon exercise of incentive stock options by Mr. Levine.

(7)	Does not include up to 1,030,000 shares which may be issued upon exercise of incentive stock options by Mr. Cameron.
(8)	Does not include 5% minority ownership in ISI.
(9)	Includes 2,000 shares owned jointly with Mr. Barr's wife. Does not include up to 10,000 shares which may be issued upon exercise of incentive stock options by Mr. Barr.
(10)	The information concerning these 5% or greater stockholders is based solely on information contained in Schedule 13D filings each of them made with the SEC.
(11)

Does not include possible issuance of up to 1,349,091 shares of Common Stock issuable upon Finova's (i) conversion of the Preferred Series B Stock, and (ii) the exercise of 890,000 Warrants exercisable at a price of $1.00 per share, subject to adjustment.

(12)	Does not include possible issuance of up to 1,454,546 shares of Common Stock issuable upon Harris' conversion of the Series C Preferred Stock.

Change of Control. The holders of the Preferred Convertible Series B Stock have the right to elect a majority of the Board of Directors of the Company if and whenever four quarterly dividends (whether or not consecutive) payable on the Preferred Convertible Series B Stock shall be in arrears.

BOARD OF DIRECTORS MEETINGS

The Board of Directors has no standing committees other than its Audit Committee. The Board of Directors exercises supervision over nominating and compensation matters directly. Subject to review by the Board, the Audit Committee of the Board of Directors reviews the annual financial statements and the scope of the annual audit with the Company's independent accountants and is available to discuss with the auditors any other audit-related matters arising during the year. The members of the Board's Audit Committee during 2001 were Carl S. Levine, Gregory G. Barr and Richard L. Stevens.

From January 1 to December 31, 2001, the Board of Directors held three (3) formal meetings and took action by unanimous written consent three (3) times during that period.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid by the Company during the years indicated to the Chief Executive Officer and its five (5) other, most highly paid executive officers whose total salary and bonus exceeded $100,000 for the year ended December 31, 2001 (collectively, the "Named Officers").

		Annual Compensation				Long Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen- sation (1)	Restricted Stock Awards	Securities Underlying Options/ SARs(#)	LTIP Payouts	All Other Compen- sation
Ewen R. Cameron President & CEO	2001 2000 1999	$377,399 352,574 377,704	(2)	--- --- ---	--- --- ---	--- --- ---	500,000 --- ---	--- --- ---	--- --- ---
Norman R. Dobiesz Senior Vice President Business Development	2001 2000 1999	377,399 352,574 377,704	(2)	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
William L. Hutchison (4) Executive Vice President & COO	2001 2000 1999	229,764 215,000 208,740		--- $15,000 15,000	--- --- ---	--- --- ---	--- 15,000 10,000	--- --- ---	--- --- ---
Jeffrey L. Box Vice President Development & CTO	2001 2000 1999	146,978 136,322 129,654	(3)	--- --- 15,000	--- --- ---	--- --- ---	--- 5,000 5,000	--- --- ---	--- --- ---
Robert B. Ramey Vice President Manufacturing	2001 2000 1999	130,024 123,562 126,233		--- --- 15,000	--- --- ---	--- --- ---	--- 15,000 10,000	--- --- ---	--- --- ---
Peter G. Tuckerman Vice President Product Management	2001 2000 1999	115,021 101,013 107,385		--- --- 15,000	--- --- ---	--- --- ---	--- 5,000 ---	--- --- ---	--- --- ---

(1)	Certain personal benefits that aggregate less than ten percent (10%) of the total cash compensation of any of the executive officers or which cannot be readily ascertained are not included.
(2)	Salary for 1999 for Messrs. Cameron and Dobiesz includes $50,000 total accrued, but not paid during both 1998 and 1997.
(3)	Jeffrey L. Box served as the Company's Vice President Development and CTO until August 31, 2001. Mr. Box's options to purchase Common Stock of the Company were cancelled on August 31, 2001.
(4)	William L. Hutchison served as Executive Vice President of the Company until March 31, 2002.

EMPLOYMENT AGREEMENTS

Effective August 31, 2001 the Company amended and restated five (5) year employment agreements with Ewen R. Cameron, President and CEO and Norman R. Dobiesz, Senior Vice President Business Development. Both agreements were amendments and restatements of prior agreements which the Company entered into with the employees as of January 1, 1999. Each employment agreement is renewable for an additional five (5) year period at the employee's option and provides for a base salary of $325,000 subject to annual increases of $25,000. Either the Company or the employee may terminate the employment agreements upon the occurrence of certain events. If the Company terminates the employment of Mr. Cameron or Mr. Dobiesz, the terminated employee will be entitled to severance equal to the salary for the remaining term on the contract.

EMPLOYEE STOCK PURCHASE PLAN

On October 23, 2000, the Shareholders ratified adoption of an Employee Stock Purchase Plan ("ESPP") under which employees of the Company and its subsidiaries are provided the opportunity to acquire common stock of the Company under the Internal Revenue Code of 1986, as amended, at 85% of fair market value. An aggregate of 255,126 common shares are available under the ESPP. The ESPP became effective on June 19, 2000 upon adoption by the Company's Board of Directors. During 2001, the Company issued an aggregate of 139,497 shares in connection with this plan.

1995 INCENTIVE STOCK OPTION PLAN

The Company adopted an Incentive Stock Option Plan, as amended ("Plan") to enhance the Company's ability to retain the services of outstanding personnel and encourage such employees to have a greater financial investment in the Company. The Plan authorizes the Board of Directors to grant incentive stock options under the Internal Revenue Code of 1986, as amended, to key employees of the Company or its subsidiaries. At the date of this Proxy Statement there are approximately 313 employees eligible to participate in the Plan. The Plan is administered by the Board of Directors which has full power and authority to designate Participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions of the Plan. The Plan became effective May 16, 1995, was amended July 30, 1996 and will terminate August 8, 2005 unless earlier terminated by the Board of Directors or extended by the Board with approval of the stockholders.

An aggregate of 2,490,000 shares of the Company's Common Stock may be issued or transferred to grantees under the Plan. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding grants made before such event. The option price shall not be less than the fair market value of the Company's Common Stock on the date of grant, unless the grantee is the holder of more than 10% of the voting power of all classes of stock of the Company, in which case the option price shall not be less than 110% of the fair market value of the stock on the date of grant. The Company has registered all of shares issuable under this Plan on Form S-8.

Options may be exercised solely by the Participant or his or her legal representative during his or her employment with the Company, or any subsidiary, or after his or her death by the person or persons entitled thereto under his or her will or the laws of descent and distribution. In the event of termination of employment for any reason other than death, permanent disability as determined by the Board, or retirement with the consent of the Company, Options may not be exercised by the Participant or his or her legal representative and shall lapse effective upon the earlier to occur of (i) notice of employment termination or (ii) last day of employment with the Company or any Subsidiary.

During 2001, the Company issued options to purchase 117,000 shares to non-executive employees and 530,000 shares to executive employees. The Company issued 50,000 options to a non-employee Director. During 2001, the Company canceled options previously granted to non-executive employees to purchase 117,000 shares of Common Stock upon separation from the Company . The Company also canceled options previously granted to executive employees to purchase 70,000 shares of Common Stock upon separation from the Company. In each case, unless the recipient of a grant was the holder of more than 10% of the Company's issued and outstanding Common Stock, the fair market value of the Common Stock on the date of grant determined the exercise price.

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Sh)	Expiration Date
Ewen R. Cameron	500,000	77.3%	$1.00	2011
Patrick G. Min	30,000	4.6%	$1.00	2011

(1)     Represents options only. No SARs have been granted.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at FY-Ended (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Ewen R. Cameron	--- ---	--- ---	30,000/0 500,000/0 0/500,000	$0/$0 (1) $0/$0 (1) $0/$0 (1)
Norman R. Dobiesz	---	---	30,000/0	$0/$0 (2)
William L. Hutchison	--- --- --- ---	--- --- --- ---	30,000/0 16,000/4,000 4,000/6,000 3,000/12,000	$0/$0 (3) $0/$0 (3) $0/$0 (3) $0/$0 (3)
Jeffrey L. Box	---	---	---	--- (4)
Peter G. Tuckerman	--- ---	--- ---	20,000/0 1,000/4,000	$0/$0 (5) $0/$0 (5)
Robert B. Ramey	--- --- ---	--- --- ---	20,000/0 4,000/6,000 3,000/12,000	$0/$0 (6) $0/$0 (6) $0/$0 (6)
Patrick G. Min	---	---	0/30,000	$0/$0 (7)

(1)

None of the options granted to Mr. Cameron to purchase an aggregate of 1,030,000 shares were in-the-money at December 31, 2001 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.

(2)

None of the options granted to Mr. Dobiesz to purchase an aggregate of 30,000 shares were in-the-money at December 31, 2001 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.

(3)

None of these options granted to Mr. Hutchison to purchase an aggregate of 60,000 shares were in-the-money at December 31, 2001 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.

(4)	All options granted to Mr. Box were cancelled August 31, 2001.
(5)

None of the options granted to Mr. Tuckerman were in-the-money at December 31, 2001 becasue they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.

(6)	None of the options granted to Mr. Ramey were in-the-money at December 31, 2001 becasue they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.
(7)

None of these options granted to Mr. Min in 2001 to purchase an aggregate of 30,000 shares were in-the-money at December 31, 2001 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.

DIRECTOR COMPENSATION

The Company compensates members of its Board of Directors in the amount of $2,500 for each meeting and reimburses their expenses for attending meetings of the Board of Directors and $1,500 for participating in meetings via conference calls.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company's common stock as compared to the cumulative total return for the Nasdaq Stock Market Total Return Index - US Companies, and the Nasdaq Stock Market - Telecommunications Stocks Index. The Stock Performance Graph assumes $100 was invested in the stock or the index on December 31, 1996 and assumes that no dividends were paid.

Five Year Cumulative Total Return Graph
(Per $100 Invested at Fiscal Year Ending December 31)
500
450
400
350
300
250
200
150
100
50
0
1996
1997
1998
1999
2000
2001
Teltronics, Inc.
NASDAQ Stock Market - US Companies
NASDAQ Stock Market - Telecommunication Stock

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective August 31, 2001 the Company entered into five (5) year employment agreements with Ewen Cameron, President & CEO, and Norman R. Dobiesz, Senior Vice President Business Development. See EXECUTIVE COMPENSATION - Employment Agreements.

The Company has an outstanding note payable to an officer, which is payable on demand with interest accruing at 8% per annum. The balance at December 31, 2001 and 2000 was $69,350 and $64,035, respectively.

A Director personally guaranteed a portion of the Company's obligations to the lessor over the term of the lease. The Company agreed to pay 6% of the total future value of the lease payments, excluding executory costs, as consideration for this guarantee. This amount was paid during 1991. The cost of the guarantee to the Company, 6% of $7,000,000 or $420,000 has been deferred as a financing cost (prepaid lease guarantee) in the accompanying financial statements and is amortized on a straight line basis over the term of the lease. Accumulated amortization of this amount at December 31, 2001 and 2000 was $320,508 and $291,708, respectively.

A company owned by a Director and principal shareholder of the Company rents offices from the Company and was billed $37,200, $37,200 and $39,200 in 2001, 2000 and 1999, respectively.

The Board of Directors recommends a vote "FOR" this proposal.

PROPOSAL TWO

RATIFICATION OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

On May 9, 2002, the Board adopted an amendment to the Teltronics, Inc. 2000 Employee Stock Purchase Plan (the "ESPP") increasing the number of shares authorized under the ESPP from 500,000 to 1,000,000 ("Amendment"). At the Annual Meeting, the Company's Stockholders will be asked to consider and vote on a proposal to ratify the Amendment to the ESPP, a copy of which is attached hereto as Exhibit A.

The Board believes that the ownership of the Company's Common Stock by employees is desirable and that the additional shares available under the ESPP will strengthen further the interests of the employees in the future success of the Company.

The following summary of the principal provisions of the ESPP and the Amendment proposed is qualified in its entirety by reference to the full text terms and conditions of the ESPP and the Amendment.

General

General. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Each participant in the ESPP is granted at the first trading day of each offering period under the ESPP ("Enrollment Date") the non-transferable right to purchase through accumulated payroll deductions shares of Common Stock of the Company during an offering period (an "Option"). The Option is automatically exercised on the last trading day of an offering period ("Exercise Date") unless the participant in the ESPP has terminated employment, is no longer eligible to participate, or has withdrawn from participation in the offering period prior to such Exercise Date.

Administration. The ESPP is administered by a Committee composed of one or more members of the Board ("Committee"). The Committee may adopt, amend and rescind rules and regulations not inconsistent with the ESPP and will interpret and construe the ESPP. Subsequent to the end of each offering period, each Participant will be provided with a periodic statement showing the cash payroll deductions withheld, purchase price per share and shares purchased during that offering period.

Eligibility and Participation. Any employee who is employed on an Enrollment Date by the Company or of any present or future parent or subsidiary corporation of the Company ("Participating Subsidiary") designated by the Board for inclusion in the ESPP (including officers and employee Directors but not including non-employee Directors) is eligible to participate in the ESPP ("Eligible Employee"). However, no employee who owns or holds stock options to purchase, or as a result of participation in the ESPP would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company or any Participating Subsidiary. In order to participate in the ESPP, an Eligible Employee must execute and deliver to the Company an Enrollment Agreement directing a payroll deduction of a specified whole percentage of his or her base and/or incentive compensation not to exceed twenty percent (20%) or $25,000. Payroll deductions will be credited to an individual account for each Eligible Employee who executes and delivers an Enrollment Agreement to the Company ("Participant"). No interest will be payable with respect to any amounts credited to such accounts.

A Participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods.

Subject to certain limitations, including the 20% compensation limitation, each Participant in an offering period has an Option equal to the number of whole shares determined by dividing the aggregate payroll deduction by the applicable purchase price. During any calendar year, no Participant may purchase under the ESPP shares of Common Stock having a fair market value exceeding $25,000 (measured by the fair market value of the Common Stock on the Enrollment Date).

Offerings. Generally, each offering period under the ESPP is for a period of six (6) months. Offering periods are consecutive and will generally commence on January 1st and July 1st of each year and end on June 30th and December 31st, respectively. Shares of Common Stock will be purchased on the Exercise Date. The Board may establish a different term for one or more offering periods or different commencement or ending dates for an offering period.

Issuance of Stock and Purchase Price. On each Exercise Date, the Company issues to each Participant in the offering period the number of shares of Common Stock determined by dividing the amount of payroll deductions accumulated for the Participant during the offering period by the purchase price, subject to the limitations described in the section entitled "Eligibility and Participation" above. The per share purchase price for the Common Stock purchased pursuant to the ESPP will equal 85% of the lesser of the fair market value (determined as the closing price on the NASD Over the Counter Bulletin Board) of a share of Common Stock on (i) the Enrollment Date or (ii) the Exercise Date. Any payroll deductions not applied to the purchase of shares will be applied to purchase shares on the next Exercise Date in the next offering period.

Sale Event. In the event of the proposed dissolution or liquidation of the Company, each offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a part or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

Termination. The ESPP will continue until terminated by the Board, or until all of the shares reserved for issuance have been issued, whichever occurs first. The Board may amend or terminate the ESPP at any time. Any such termination will not impair any purchase rights granted prior to such termination, and any such amendment will not adversely affect the right of any Participant except to the extent that such amendment is permitted by the terms of the ESPP, necessary to meet the requirements of Section 423 of the Code, or to obtain qualification or registration of the shares of Common Stock under federal, state or foreign securities laws. Notwithstanding the foregoing, any amendment increasing the number of shares authorized for issuance under the ESPP, changing the designation of employees which may participate in the ESPP, or any other action taken by the Board that, by its terms, is contingent on stockholder approval, shall be subject to the approval of the Company's stockholders within twelve (12) months of the adoption of such amendment.

Stock Reserved for Issuance. Pursuant to the Amendment, if ratified, an aggregate of 755,126 shares of Common Stock will be reserved for issuance under the ESPP. The Company cannot presently determine the number of these shares that may be issued to the Company's employees and Directors subsequent to adoption of the Amendment because the ESPP participation is voluntary, in the employees' or Directors' sole discretion. On September 18, 2000, 500,000 shares of Common Stock under the ESPP were registered on Form S-8.

Federal Tax Consequences

A Participant recognizes no taxable income either as a result of commencing participation in the ESPP or purchasing shares of the Common Stock under the terms of the ESPP.

If shares of Common Stock purchased by a Participant pursuant to an exercise of Options are disposed of at least two years after the date of the grant of such Options or one year after the transfer of shares to the Participant (the "Holding Period"), the Participant will realize ordinary income in the year of disposition in an amount equal to 15% of the fair market value of the shares at the time the Options were granted or the excess of the fair market value of the shares on the date of disposition less the purchase price paid for the shares, whichever is less. The amount of any ordinary income recognized will be added to the Participant's basis in the shares, and any further gain (or any loss) after such basis adjustment would be considered gain (or loss) from the sale of a capital asset. If the Holding Period requirements described above are satisfied, neither the Company nor any Participating Subsidiary will be entitled to any deduction for federal income tax purposes with respect to shares transferred to a Participant pursuant to the exercise of Options.

If the Participant owns the shares at the time of the Participant's death, then in the year of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price, or (ii) 15% of the fair market value of the shares on the Enrollment Date will constitute ordinary income.

If shares acquired pursuant to the exercise of Options are disposed of by a Participant before expiration of the Holding Period, then such Participant will realize ordinary income in the year of such disposition in an amount equal to the difference between the purchase price of such shares and their fair market value on the Exercise Date. Any amount treated as ordinary income by reason of such a disqualifying disposition will increase the Participant's income tax basis in the shares, and any additional gain or loss on such disposition (after taking into account such basis adjustment) will be a capital gain or loss, and will be long-term capital gain or loss if the Participant held the stock for more than one year.

If a disqualifying disposition occurs, the Company or the Participating Subsidiary by which the Participant is employed will be entitled to a deduction for its taxable year in which such disposition occurs equal to the amount of ordinary income recognized by the Participant making such disposition, except to the extent such deduction is otherwise limited by applicable provisions of the Code or the regulations thereunder.

The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Participants or the Company, or to describe tax consequences based on any particular circumstances. For advice regarding ESPP tax consequences to any particular situation, Participants should consult their individual tax counsel or advisor. The discussion set forth above is based on federal income tax laws and interpretational authorities in effect as of the date of this Proxy Statement, which are subject to change at any time.

The Board of Directors recommends a vote "FOR" this proposal.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

No disagreements with accountants on any accounting or financial disclosures occurred during the fiscal years ended December 31, 2000 and 2001.

Selection of Ernst & Young LLP

The Board of Directors has selected Ernst & Young LLP to act as auditors of the Company for the current fiscal year. The Board of Directors believes that it is desirable to engage their services for the current fiscal year because Ernst & Young competently acted as the Company's auditors for the last fiscal year. Ernst & Young's fees for the last fiscal year's annual audit were $146,000 and nonaudit fees were $2,000. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders.

Ratification of the selection of Ernst & Young LLP as the Company's auditors for the coming fiscal year requires the affirmative vote of a majority of the total votes cast by the holders of record of the shares present and entitled to vote at the Annual Meeting, a quorum being present.

The Board of Directors recommends a vote "FOR" this proposal.

PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING

If any stockholder wishes to propose an item of business for consideration at next year's Annual Meeting of Stockholders, the proposal must be in writing and received by the Secretary of the Company no later than March 11, 2003.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their own judgment.

ADDITIONAL INFORMATION

Copies of the 2001 Annual Report of the Company have been mailed to stockholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Stockholders, may be obtained upon written request from Ewen R. Cameron, President & Chief Executive Officer, Teltronics, Inc., 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, EXCLUSIVE OF EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS, BENEFICIALLY OR OF RECORD ON JUNE 17, 2002, UPON WRITTEN REQUEST TO THE PRESIDENT & CHIEF EXECUTIVE OFFICER AT THE ADDRESS NOTED ABOVE.

BY ORDER OF THE BOARD OF DIRECTORS,
Patrick G. Min Secretary

EXHIBIT A

AMENDMENT NO. 3
TO
TELTRONICS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

TELTRONICS, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

ALL PLAN PARTICIPANTS:

     Teltronics, Inc. is now providing you with the following information regarding Amendment No. 3 to the Teltronics, Inc. 2000 Employee Stock Purchase Plan adopted by the Company on May 9, 2002 ("Plan").

     Effective immediately, in accordance with the authority described in paragraph 15 of the Plan, the paragraph entitled 3. Shares Reserved for the Plan. be, and it hereby is, amended so that the securities authorized pursuant to the Plan shall consist of 1,000,000 shares of the Company's Common Stock.

     Except as expressly amended by the preceding paragraphs, the Plan shall remain in full force and effect. Copies of the Plan and the documentation incorporated by reference in the Plan and made a part thereof may be obtained, without charge, by writing the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, attention: President, or by calling (941) 753-5000.

Dated: June 17, 2002

Sincerely, Teltronics, Inc.
By:	Ewen R. Cameron President and Chief Executive Officer

TELTRONICS, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders August 13, 2002.

Ewen R. Cameron, Norman R. Dobiesz and Patrick G. Min, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all voting stock of Teltronics, Inc. owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, at 10 a.m. on Tuesday, August 13, 2002, or any adjournment thereof, upon such business as may properly come before the meeting, including the items below as set forth in the Notice of Annual Meeting and the Proxy Statement dated July 10, 2002.

Election of Directors, Nominees: E. R. Cameron, N. R. Dobiesz, C. S. Levine, G. G. Barr and R. L.. Stevens.

(Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the Annual Meeting.)

Teltronics' Directors recommend a vote FOR proposals 1, 2 and 3.

SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

1. Election of Directors (see page 4 of the Proxy Statement)
2. Ratification of an amendment to the Employee Stock Purchase Plan (see page 13 of the Proxy Statement)
3. Ratification of appointment of auditors (see page 16 of the Proxy Statement)

Please complete below and mail in the enclosed envelope.

Teltronics, Inc.        Meeting Date:     August 13, 2002

1.	Election of Directors.

Instruction: To withhold authority to vote for any individual nominee, write the name of the nominee on the line below.

________________________________________________________
E. R. Cameron, N. R. Dobiesz, C. L. Levine, G. G. Barr and R. L. Stevens

FOR all nominees listed (except as marked to the contrary below) [ ]	WITHHOLD authority [ ]

2.	Ratification of an amendment to the Employee Stock Purchase Plan increasing the authorized shares under the Plan to 1,000,000.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
3.	Ratification of appointment of auditors, Ernst & Young LLP.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature/Date
Signature/Date

Please sign exactly as name appears hereto. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full titles as such. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by an authorized officer or person.